                                                                 Exhibit 3.66


                           ARTICLES OF INCORPORATION
                           -------- -- -------------

                                      OF

           WILSONS/GEORGETOWN LEATHER DESIGN OF ST. LOUIS, MO., INC.
           ------- ---------- ------- ------ -- --  -----  --   ---


     THE UNDERSIGNED, being a natural person of the age of eighteen years or more, and acting as the incorporator of a corporation to be organized pursuant to the provisions of The General and Business Corporation Law of Missouri, does hereby adopt the following Articles of Incorporation.

                                  ARTICLE ONE
                                  ------- ---

     The name of the corporation is WILSONS/GEORGETOWN LEATHER DESIGN OF ST. LOUIS, MO., INC.

                                  ARTICLE TWO
                                  ------- ---

     The address of the initial registered office of the corporation in the State of Missouri is 300-B East High Street, in the City of Jefferson 65101, and the name of its initial registered agent at such address is United States Corporation Company.

                                 ARTICLE THREE
                                 ------- -----

     The aggregate number of shares which the corporation shall have authority to issue is one hundred, all of which are without par value and all of which are of one class and are designated as Common shares.

                                 ARTICLE FOUR
                                  ------- ----

     The name of the place of residence of the incorporator are as follows:

     NAME                               RESIDENCE
     ----                               ---------

     Athena Amaxas                      15 Columbus Circle
                                        New York, NY  10023-7773

                                 ARTICLE FIVE
                                 ------- ----


     The number of directors to constitute the first Board of Directors of the corporation is five. Thereafter the number of directors of the corporation shall be fixed by, or in the manner provided in, its Bylaws. Any changes in the number of directors shall be reported to the Secretary of State of the State of Missouri within thirty calendar days of such change.

                                  ARTICLE SIX
                                  ------- ---

     The duration of the corporation is to be perpetual.

                                 ARTICLE SEVEN
                                 ------- -----

     The corporation is formed to engage in any lawful business, and without limiting the generality of the foregoing, for the following purposes:

           To buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

           To have all of the powers conferred upon corporations organized under The General and Business Corporation Law of Missouri.

                                 ARTICLE EIGHT
                                 ------- -----

     1. The Board of Directors may make, alter, and repeal the Bylaws of the corporation except any Bylaw the control over which is vested in the shareholders entitled to vote under the provisions of The General Business and Corporation Law of Missouri.

     2. The corporation shall, to the fullest extent permitted by the provisions of The General and Business Law of Missouri, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all expenses, liabilities, or other matters referred to in or covered by said provisions.

Signed on May 19, 1993


                                   /s/ Athena Amaxas
                                   ------------------------------------
                                   Athena Amaxas, Incorporator

STATE OF NEW YORK   )
                    ) SS:
COUNTY OF NEW YORK  )

          I, a notary public, do hereby certify that on the 19th day of May, 1993, personally appeared before me, Athena Amaxas, who being by me first duly sworn, declared that she is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

                                   /s/ Ann Patalano
                                   --------------------------------------
                                   Notary Public

(NOTARIAL SEAL)

                    Statement of Change of Business Office
                             of a Registered Agent

                                                  Charter No. 00381372
                                                              ------------------

     The undersigned registered agent, for the purpose of changing its business office in Missouri as provided by the provisions of "The General and Business Corporation Act in Missouri," or the "Missouri Uniform Limited Partnership Law," represents that:

1. The name of the corporation/limited partnership is WILSONS/GEORGETOWN LEATHER DESIGN OF ST. LOUIS, MO., INC.

2.   The name of this registered agent is United States Corporation Company

3. The address, including street number, if any, of the present business office of the registered agent is 300-B East High Street, Jefferson City, Missouri 65101

4. The address, including street number, if any, of the business office of the registered agent is hereby changed to 222 East Dunklin Street, Jefferson City, Missouri 65101

5. Notice in writing of the change has been mailed by the registered agent to the corporation/limited partnership named above.

6. The address of the registered office of the corporation/limited partnership named above and the business office of the registered agent, as changed, is identical.

     IN WITNESS WHEREOF, the undersigned corporation has caused this report to be executed in its name by its president or vice president, attested by its secretary or assistant secretary this 20th day of December, 1995.

                                        UNITED STATES CORPORATION COMPANY

                                        By /s/  William G. Popeo
                                          --------------------------------------
                                          William G. Popeo

  (Corporate Seal)
  If no seal, state "none".

Attest:
 /s/  John H. Pelletier
------------------------------------
 John H. Pelletier

State of New York  )
                   ) ss
County of New York )

On this 20th day of December in the year 1995, before me Irene Chen, a Notary Public in and for said state, personally appeared William G. Popeo, Vice President, United States Corporation Company known to me to be the person who executed the within Statement of Change of Business Office in behalf of said corporation and acknowledged to me that he executed the same for the purposes therein stated.

                                         /s/  Irene Chen
                                        --------------------------------------

                                        My commission expires March 21, 1996

(Notarial Seal)

                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
           WILSONS/GEORGETOWN LEATHER DESIGN OF ST. LOUIS, MO., INC.


          We, the undersigned, Douglas J. Treff and Corrine G. Lapinsky, Vice President and Secretary, respectively, of Wilsons/Georgetown Leather Design of St. Louis, MO., Inc., a Missouri corporation (the "Corporation"), do hereby certify that the following resolution as hereinafter set forth was adopted pursuant to Section 351.090 of the Missouri General and Business Corporation Law (the "MGBCL") by written authorization of the sole shareholder entitled to vote on an amendment to the Articles of Incorporation of the Corporation, dated October 31, 1996. The Corporation has 100 shares of Common Stock (the "Common Stock") outstanding. The Common Stock is the only capital stock that the Corporation has outstanding. The Corporation's sole shareholder voted all of the Common Stock in favor of the proposed amendment to the Articles of Incorporation by written authorization pursuant to Section 351.273 of the MGBCL. The number of shares of Common Stock voted in favor of the amendment to the Articles of Incorporation was sufficient for approval of such amendment.

          Article One of the Articles of Incorporation of the Corporation be and hereby is amended to read in its entirety as follows:

                                 "ARTICLE ONE
                                  ------- ---

          The name of the corporation is Wilsons Leather of Missouri Inc."

          IN WITNESS WHEREOF, I have subscribed my name this 11th day of November, 1996.

                                           /s/ Douglas J. Treff
                                           -------------------------------------
                                           Douglas J. Treff, Vice President

(Corporate Seal)


Attest:



/s/ Corrine G. Lapinsky
------------------------------------
Corrine G. Lapinsky, Secretary


State of Minnesota  )
                    )SS.
County of Hennepin  )

          I, Amy M. Greene, a Notary Public, do hereby certify that on the 11th day of November, 1996, personally appeared before me Douglas J. Treff who declares he is the Vice President of the Corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.



(Notarial Seal)                            /s/ Amy M. Greene
                                           -------------------------------------
                                                       Notary Public

                                           My commission expires 1/31/00
                                                                ----------------